Exhibit 10.73
AMENDMENT TO
RESTRICTED STOCK AGREEMENT UNDER 2003 PLAN
     This Amendment, dated as of August ___, 2008, between ITC Holdings Corp. (the “Company”) and the undersigned (“Grantee”).
     WHEREAS, the Company and Grantee have entered into a restricted stock agreement (the “Stock Agreement”) to document a restricted stock grant made to Grantee under the Company’s 2003 Amended and Restated Stock Purchase and Option Plan for Key Employees;
     WHEREAS, the Compensation Committee of the Company’s Board of Directors has authorized the Company to enter into an amendment to the Stock Agreement on the terms set forth herein;
     WHEREAS, the Company and Grantee desire to amend the Stock Agreement in the manner set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Stock Agreement and this Amendment, the parties hereby agree as follows:
     1. Paragraph (a) of Section 2 is modified by amending and restating clause (ii) thereof in its entirety as follows:
(ii) the date the Employee’s employment is terminated (x) without Cause by the Company or any of its Subsidiaries or (y) by the Employee for Good Reason or as a result of death or Permanent Disability, and and is further modified by adding the following sentence to the end of paragraph (a) immediately after clause (iii):
The Committee has irrevocably determined not to, and shall not (and shall not permit the Board to), exercise any right it may have under the Plan to determine that the Restricted Stock does not immediately vest in full upon a Change of Ownership.
     2. Paragraphs (b) and (c) of Section 2 are amended and restated in their entirety as follows:
     (b) If, prior to the Vesting Reference Date, the Employee’s employment terminates as a result of the Employee’s Retirement, and as of any such termination no Change of Ownership has occurred, the Restricted Stock shall become vested in increments of 20% of such shares in respect of each one year anniversary of the date of this Agreement prior to the date of such termination of employment and the remaining unvested shares of Restricted Stock shall be cancelled.

     (c) If, prior to the Vesting Reference Date, the Employee’s employment with the Company or any of its Subsidiaries is terminated (i) for Cause by the Company or its Subsidiaries or (ii) by the Employee without Good Reason (which shall not include termination as a result of the Employee’s death, Permanent Disability or Retirement), and as of any such termination no Change of Ownership has occurred, the Restricted Stock shall, to the extent not then vested, be forfeited by the Employee without consideration therefor.
     2. Paragraph (d) of Section 2 is amended by adding the definitions of “Employment Date” and “Retirement” to such paragraph to read as follows:
     “Employment Date” shall mean the day of the year on which the Vesting Reference Date occurs, without regard to the actual year of the Vesting Reference Date.
     “Retirement” shall mean the termination of Employee’s employment, by the Company or by Employee, on or after Employee’s 65th birthday other than due to death, Permanent Disability or termination by the Company for Cause.
     3. The term “Agreement” as used in the Stock Agreement shall be deemed to refer to the Stock Agreement as amended through the date hereof, including without limitation this Amendment.
     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.
ITC HOLDINGS CORP.
By:
Name:
Title:

(signature)

(print Grantee name)

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